Exhibit 10.24

January 30, 2008

EDGAR ONLINE, INC.

50 Washington St.,

Norwalk, CT 06854

Ladies and Gentlemen:

Reference is made to the financing agreement entered into between us dated April 5, 2007 as amended or supplemented (the “Financing Agreement”).

You have requested that we waive the requirement of Section 6.9 of the Financing Agreement (such requirement, the “Financial Covenants”), with respect to the maintenance by you for the fiscal quarter ended December 31, 2007 (the “Covered Period”) maximum level of negative Tangible Net Worth and Working Capital. This will confirm the waiver by us of the requirement that you comply with the Financial Covenant for the Covered Period (the “Waiver”).

This Waiver is solely with respect to the Financial Covenant for the Covered Period and shall not operate as a waiver of any other provisions of the Financing Agreement nor shall it operate as a waiver of any failure by you to comply with the Financial Covenants as at the end of any fiscal quarter ending after the Covered Period. This will confirm that, by your signature below, you authorize us to debit your account with us of a fee in the amount of $2,500 for the granting of the Waiver.

Section 6.9 of the Financing Agreement is deleted and the following is substituted in its place and stead:

“6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement cause to be maintained at the end of each fiscal quarter (ie, December, March, June, September (a), a Tangible Net Worth deficit of not more than $1,200,000; and (b), a Working Capital deficit of not more than $3,000,000.”

Except as expressly provided herein, the execution and delivery of this letter shall not: (a) constitute an extension, modification (except as specifically set forth herein), or waiver of any aspect of the Financing Agreement (which except as modified hereby continues) or give rise to any obligation on our part to agree to such; (b) give rise to any defenses or counterclaims to our right to compel payment of the Obligations (as defined in the Financing Agreement) at any time, declare a default for any reason other than with respect to the Waiver, or otherwise enforce our rights and remedies under the Financing Agreement; or (c) establish a custom or course of dealing between you and us.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

BY:
Ian Brown
Vice President

AGREED:

EDGAR ON LINE, INC

BY:
Greg Adams
Chief Financial Officer

1370 Broadway, New York, NY 10018	Tel: (212) 356-1400 Fax: (212) 356-0900